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                                                                    EXHIBIT 99.1

                               RADIAN GROUP INC.

                 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 27, 2001

                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby authorizes Frank P. Filipps, Howard S. Yaruss, and C. Robert Quint, and each of them, individually, with power of substitution, to vote and otherwise represent all of the shares of Common Stock of Radian Group Inc., (the "Company"), held of record by the undersigned, at the Special Meeting of Stockholders of the Company to be held at the Company's offices, 1601 Market St., 11th floor, Philadelphia, PA, on Tuesday, February 27, 2001 at 3:00 p.m. local time, and any adjournment(s) thereof, as indicated on the reverse side hereof.

         The undersigned acknowledges receipt of the Notice of Special Meeting of Stockholders and Proxy Statement dated in each case January 26, 2001. All other proxies heretofore given by the undersigned to vote shares of the Company's Common Stock are expressly revoked.

         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DESCRIBED ON THE REVERSE HEREOF BY THE STOCKHOLDER. IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR THE PROPOSAL REFERRED TO IN ITEM 1.



                                    RADIAN GROUP INC.
                                    P.O. BOX 11024
                                    NEW YORK, N.Y. 10203-0024


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                             DETACH PROXY CARD HERE





1. Approval of the issuance of the Radian common shares to be received by Enhance Financial Services Group Inc. shareholders in the proposed merger between a newly formed wholly owned subsidiary of Radian and Enhance Financial Services.

               FOR                 AGAINST             ABSTAIN



2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.







                             Change of Address and
                             or Comments Mark Here


    Please sign exactly as name or names appear on this proxy. If stock is held jointly, each holder should sign. If signing as attorney, trustee, executor, administrator, custodian, guardian, or authorized officer, please give full title.



    DATED ----------------------------------------,   2001


    SIGNED -----------------------------------------------

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SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.


VOTES MUST BE INDICATED
(X) IN BLACK OR BLUE INK.     X



                               PLEASE DETACH HERE
                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE




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